UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2006

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 13, 2006, the Company’s Management Development, Compensation and Stock Option Committee approved the 2007 Team Member Profit Sharing Plan. A written description of the 2007 Team Member Profit Sharing Plan has been filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. Generally, all team members of the Company, including all executive officers, employed on or before December 31, 2006 participate in the plan.

Item 8.01 OTHER EVENTS

On November 14, 2006, the Company announced that its Board of Directors has approved an increase to its program to purchase shares of its common stock during Fiscal Year 2007. The Board approved an additional sum of up to $2.0 million to be used for this purpose, bringing the total repurchase authority to $5.0 million through August 2007. Pursuant to the authorization, the Company may purchase shares from time to time in the open market or through privately negotiated transactions though August 2007. The program may be discontinued at any time. The Company also announced that its Board has authorized the Company to amend the Rule 10b5-1 trading plan (“Repurchase Plan”) with Barrington Research Associates, Inc. to allow the purchase of up to $5.0 million of the Company’s common stock through August 2007 (less the dollar amount of purchases by the Company outside the Repurchase Plan), in open market or privately negotiated transactions, in accordance with the requirements of Rule 10b-18.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

C.             Exhibits.

Exhibit No.	Description

10.1	Written Description of 2007 Team Member Profit Sharing Plan

99.1	Press Release dated November 14, 2007 announcing an increase in the Company’s authorization to its Fiscal Year 2007 stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
(Registrant)

Date:November 17, 2006	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Written Description of 2007 Team Member Profit Sharing Plan
99.1	Press Release dated November 14, 2007 announcing an increase in the Company’s authorization to its Fiscal Year 2007 stock repurchase program.